Exhibit 5.1

Mourant Ozannes c/o Osiris Coastal Buildings Wickham’s Cay II PO Box 4857 Road Town Tortola British Virgin Islands

Golden Metropolis International Limited c/o 229 Changjiang East Road, Xinwu District, Wuxi Jiangsu Province, People’s Republic of China 214142

Date | 5 December 2018

Our ref | 8035964/73796076/8

Dear Sirs

Golden Metropolis International Limited (the Company)

We have acted as the Company’s British Virgin Islands legal advisers in connection with the registration statement on Form F-1 with registration number 333-221955 (the Registration Statement) which has been filed with the US Securities and Exchange Commission (the SEC) under the US Securities Act of 1933 (the Securities Act). The Registration Statement relates to the initial public offering of a minimum of 1,000,000 to a maximum of 2,000,000 ordinary shares of no par value in the Company (the IPO Shares). In addition, the Registration Statement registers the resale of 1,200,000 ordinary shares of no par value in the Company (the Resale Shares) by the Selling Shareholders (defined below). Furthermore, the Registration Statement registers the ordinary share purchase warrant (the Share Purchase Warrant) in favour of Boustead Securities, LLC (the Underwriter) to purchase such number of ordinary shares in the Company equal to 7 percent of the ordinary shares sold in the offering of the IPO Shares of up to 140,000 ordinary shares of no par value in the Company (the Warrant Shares) pursuant to the Underwriting Agreement (defined below).

The Company has asked us to provide this opinion in connection with the Registration Statement, the issuance of the IPO Shares and the issuance of the Resale Shares.

This opinion is given on the basis that each Document has been executed by each party to it in substantially the same form as the last draft examined by us.

1.	Documents, searches and definitions

1.1	We have reviewed a copy of each of the following documents for the purposes of this opinion:

(a)	the Registration Statement;

(b)	the Company’s certificate(s) of incorporation and memorandum and articles of association obtained from the Company Search (defined below);

(c)	the resolutions in writing of the directors of the Company passed on 28 September 2018 and on 29 November 2018 (the IPO Resolutions);

(d)	the resolutions in writing of the directors of the Company passed on 19 September 2018 in relation to a Regulation S offering of shares (the First 2018 Resolutions);

(e)	the resolutions in writing of the directors of the Company passed on 19 September 2018 in relation to a Regulation S offering of shares (the Second 2018 Resolutions);

Mourant Ozannes is a British Virgin Islands partnership

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(f)	the resolutions in writing of the directors of the Company passed on 19 September 2018 in relation to a Regulation D offering of shares (the Regulation D 2018 Resolutions);

(g)	a certificate of the Company’s registered agent dated 5 December 2018 (the Registered Agent’s Certificate);

(h)	a certificate of good standing for the Company dated 30 November 2018 issued by the Registrar (defined below); and

(i)	a copy of the Company’s register of members (the Register of Members) which is attached to the Registered Agent’s Certificate;

(j)	the underwriting agreement to be made between the Company and the Underwriter as filed and included in Exhibit 1.1 of the Registration Statement on 28 September 2018 (the Underwriting Agreement); and

(k)	the underwriter’s warrant agreement set out as an Exhibit to the Underwriting Agreement to be signed on behalf of the Company (the Underwriter’s Warrant Agreement).

1.2	We have relied on a certificate of a director of the Company dated 29 November 2018 (the Certificate) containing representations of fact. We have not verified, and express no opinion on, the accuracy of the factual matters certified in the Certificate.

1.3	We have carried out the following searches (together, the Searches) in relation to the Company:

(a)	a search of the records maintained by the Registrar (defined below) that were on file and available for public inspection on 4 December 2018 (the Company Search); and

(b)	a search of the records of proceedings in the BVI Courts (defined below) available for public inspection contained in the judicial enforcement management system (the electronic register of proceedings) maintained at the registry of the High Court of Justice of the Virgin Islands (the High Court) on 4 December 2018 (the High Court Search).

1.4	In this opinion:

(a)	BVI means the territory of the British Virgin Islands;

(b)	BVI Courts means the Eastern Caribbean Supreme Court, Court of Appeal (Virgin Islands) and the High Court (Civil and Commercial Divisions), and BVI Court means any of them;

(c)	Companies Act means the BVI Business Companies Act 2004;

(d)	Document means the Underwriting Agreement and the Underwriter’s Warrant Agreement;

(e)	executed means (unless the context requires otherwise) that a document has been signed, dated and unconditionally delivered;

(f)	fully paid means, in relation to an IPO Share, the consideration to be received by the Company (in this case, the expected offering price of US$5.00 for each IPO Share as contemplated by the Registration Statement) will satisfy, in both type and amount, the requirements of BVI law, the Company’s, memorandum and articles of association, and the IPO Resolutions.

(g)	Insolvency Act means the Insolvency Act 2003;

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(h)	insolvent has the meaning given in the Insolvency Act;

(i)	non-assessable means, in relation to an IPO Share, a Resale Share or a Warrant Share, that the purchase price for which the Company agreed to issue that IPO Share, Resale Share or Warrant Share has been paid in full to the Company and that no further sum is payable to the Company in respect of that IPO Share, Resale Share or Warrant Share;

(j)	Prospectus means each prospectus that forms part of the Registration Statement;

(k)	Registrar means the Registrar of Corporate Affairs appointed under the Companies Act;

(l)	Selling Shareholders means the selling shareholders of the Company named in the Prospectus; and

(m)	signed means that a document has been duly signed or sealed.

(n)	validly issued means, in relation to an IPO Share, a Resale Share or a Warrant Share, that the company has duly authorised the issue of the relevant share, that the actions required by BVI law to approve the issuance of the relevant share have been taken and the relevant share has been or will be issued in compliance with the requirements of BVI laws, the Company’s certificate of incorporation and the Company’s memorandum of association, the Company’s articles of association and in accordance with the IPO Resolutions.

2.	Assumptions

We have assumed (and have not independently verified) that:

2.1	where we have only been sent a copy of signed signature pages of any Document, each party to that Document has unconditionally delivered the entire document (including its signed signature page) in materially the same form as the last draft of that Document examined by us;

2.2	in approving the issuance of IPO Shares in accordance with the Registration Statement, the issuance of Resale Shares and the Warrant Shares at the relevant times, the issue of the Share Purchase Warrant and in causing the Company to enter into each Document, each director of the Company:

(a)	acted honestly, in good faith and in what the director believed to be the best interests of the Company;

(b)	exercised the director’s powers as a director for a proper purpose; and

(c)	exercised the care, diligence and skill that a reasonable director would exercise in the same circumstances;

2.3	the Company executed each document, and did each other act and thing, that it was required to execute or do under each relevant document in connection with the issuance of Resale Shares to each Selling Shareholder and the issuance of the Sale Purchase Warrant to the Underwriter;

2.4	the Company was not insolvent and did not become insolvent as a result of executing, or performing its obligations under, any document relating to the issuance of Resale Shares to a Selling Shareholder or the issuance of the Share Purchase Warrant to the Underwriter and at the time the Company issued Resale Shares to each Selling Shareholder no steps had been taken, or resolutions passed, to appoint a liquidator of the Company or a receiver in respect of the Company or any of its assets;

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2.5	the Company is not insolvent and will not become insolvent as a result of executing, or performing its obligations under, the Registration Statement or each Document and no steps have been taken, or resolutions passed, to appoint a liquidator of the Company or a receiver in respect of the Company or any of its assets;

2.6	the Company is not, nor is it owned or controlled directly or indirectly by, a state or sovereign entity;

2.7	each party to each Document (other than, as a matter of the laws of the BVI, the Company) has:

(a)	the capacity and power;

(b)	taken all necessary action; and

(c)	obtained or made all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding upon it), to execute, and perform its obligations under, that Document;

2.8	each Document has been authorised and executed by each party to it (other than, as a matter of the laws of the BVI, the Company);

2.9	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

2.10	the choice of the governing law of each Document has been made in good faith;

2.11	in relation to the Searches:

(a)	all public records of the Company we have examined are complete and accurate;

(b)	all filings required to be made in relation to the Company with the Registrar have been made and there was no information which had been filed that did not appear on the records of the Company at the time of the Company Search; and

(c)	the information disclosed by the Searches was at the time of each search, and continues to be, accurate and complete;

2.12	each of the Registered Agent’s Certificate and the Register of Members was and remains at the date of this opinion accurate and complete;

2.13	the obligations of each party under each Document to which it is party are legal, valid, binding and enforceable under all applicable laws other than the laws of the BVI; and

2.14	All representations of fact certified in the Certificate were, and remain at the date of this opinion, true and accurate.

3.	Opinion

Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the following opinion.

3.1	Status: the Company is registered under the Companies Act, validly exists under the laws of the BVI and is in good standing with the Registrar. For the purposes of this opinion, good standing means only that the Company is listed on the register of companies maintained by the Registrar, has paid its annual fee to the Registrar for the current year and has filed a copy of its register of directors which is complete.

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3.2	Issuance of IPO Shares:

(a)	the Company has duly authorised the issuance of the IPO Shares; and

(b)	when the IPO Shares have been issued and paid for as contemplated by the Registration Statement, they will be validly issued, fully paid and non-assessable.

3.3	Issuance of Resale Shares:

(a)	the Company duly authorised the issuance of the Resale Shares; and

(b)	the Resale Shares are validly issued, fully paid, and non-assessable.

3.4	Issuance of Share Purchase Warrant:

(a)	the Company has duly authorised the issuance of the Share Purchase Warrant; and

(b)	the Company’s obligations under the Underwriter’s Warrant Agreement are legal, valid, binding and enforceable.

3.5	Issuance of Warrant Shares:

(a)	the Company has duly authorised the issuance of the Warrant Shares; and

(b)	when the Warrant Shares have been issued and paid for as contemplated by the Registration Statement and the Documents, they will be validly issued, fully paid and non-assessable.

3.6	Companies Act: under the Companies Act, shares in the Company are deemed to be issued when the name of the shareholder is entered in the Company’s register of members.

4.	Qualifications and observations

This opinion is subject to the following qualifications and observations.

4.1	This opinion is subject to all laws relating to bankruptcy, dissolution, insolvency, re-organisation, liquidation, moratorium, court schemes and other laws and legal procedures of general application affecting or relating to the rights of creditors.

4.2	When the term enforceable or binding is used in paragraph 3 (Opinion) of our opinion, it means that an obligation is of a type that the BVI Courts will enforce. It does not mean that the obligation will necessarily be enforced in all circumstances or in accordance with its terms or that any particular remedy will be available. In particular, but without limitation:

(a)	enforcement may be prevented by statutory provisions relating to the setting aside of unfair preferences, undervalue transactions, voidable floating charges, extortionate credit transactions and disclaiming of onerous property;

(b)	enforcement may be limited by general principles of equity (for example, equitable remedies like specific performance and injunction are discretionary and may not be available where damages are considered to be an adequate remedy);

(c)	enforcement of obligations may be invalidated by reason of duress, fraud, misrepresentation, mistake or undue influence;

(d)	contractual provisions that require a defaulting party to pay a sum that is out of all proportion to the innocent party’s legitimate interest in the agreement being performed or which seek to punish a defaulting party may be held to be unenforceable on the ground that they constitute penalties;

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(e)	provisions in an agreement or in a BVI company’s memorandum or articles of association that fetter any statutory power may not be enforceable;

(f)	the BVI Courts will not enforce the terms of an agreement if:

(i)	they are, or their performance would be, illegal or contrary to public policy in the BVI or in any other jurisdiction; or

(ii)	they would conflict with or breach applicable sanctions or exchange control regulations;

(g)	the BVI Courts may not enforce the terms of an agreement:

(i)	for the payment or reimbursement of, or indemnity against, the costs of enforcement (actual or contemplated) or of litigation brought before the BVI Courts or foreign courts or where the BVI Courts or foreign courts have themselves made an order for costs;

(ii)	that constitute an agreement to negotiate or an agreement to agree;

(iii)	that would involve the enforcement of any foreign revenue, penal or other public laws or an indemnity in respect of any of these laws;

(iv)	that seek to exclude the jurisdiction of the BVI Courts;

(v)	that relate to confidentiality (which may be overridden by the requirements of legal process);

(vi)	that provide that any of the terms of that agreement can only be amended or waived in writing (and not orally or by course of conduct); or

(vii)	that permit the severance of illegal, invalid or unenforceable terms;

(h)	a judgment of a BVI Court or a foreign court given in respect of contractual obligations may be held to supersede them (so they may not survive the judgment even if expressed to do so);

(i)	the BVI Courts may refuse to allow unjust enrichment;

(j)	claims may become time barred or may be subject to rights and defences of abatement, acquiescence, counter-claim, estoppel, frustration, laches, set-off, waiver and similar defences;

(k)	the effectiveness of terms that seek to exclude or limit a liability or duty otherwise owed, or to indemnify a person in respect of a loss caused by the act or omission of that person, may be limited by law; and

(l)	where any party to an agreement is party to it in more than one capacity that party may not be able to enforce obligations owed by it to itself.

4.3	A person who is not party to an agreement governed by BVI law does not generally have the right to enforce the terms of the agreement where the agreement expressly seeks to create that right or to confer a benefit on that person.

4.4	Where a director fails, in accordance with the Companies Act, to disclose an interest in a transaction entered into by a BVI company, the transaction is voidable.

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4.5	The BVI Courts may:

(a)	hold that despite any term of an agreement to the contrary:

(i)	any certificate, calculation, determination or designation of any party to the agreement is not conclusive, final and/or binding;

(ii)	any person exercising any discretion, judgment or opinion under the agreement must act in good faith and in a reasonable manner; and

(iii)	any power conferred by the agreement on one party to require another party to execute any documents or do any things the first party requires must be exercised reasonably; and

(b)	imply terms (for example, good faith between parties in relation to the performance of obligations) into an agreement governed by BVI law.

4.6	Where a foreign law is expressly selected to govern an agreement:

(a)	matters of procedure upon enforcement of the agreement and assessment or quantification of damages will be determined by the BVI Courts in accordance with BVI law;

(b)	the proprietary effects of the agreement may be determined by the BVI Courts in accordance with the domestic law of the place where the relevant property is taken to be located;

(c)	the mode of performance of the agreement may be determined by the BVI Courts in accordance with the law of the place of performance; and

(d)	that law may not be applied by the BVI Courts to non-contractual obligations arising out of the agreement even if it is expressly selected to do so.

4.7	The BVI Courts may:

(a)	stay or set aside proceedings where:

(i)	there is a more appropriate forum than the BVI where the action should be heard;

(ii)	earlier or concurrent proceedings have been commenced outside the BVI; or

(iii)	there has already been a final and conclusive judgment given on the merits by a foreign court of competent jurisdiction according to BVI conflicts of laws rules; and

(b)	grant injunctions restraining the commencement or continuance of proceedings outside the BVI.

4.8	Where a Document is expressed to take effect prior to the date on which it was executed by the parties to it:

(a)	the rights and obligations of the parties under the Document will only come into effect once the Document is executed; and

(b)	the parties may agree (as a matter of contract between themselves only) that their rights and obligations under the Document will take effect prior to that date.

However, in relation to third parties, the Document only takes effect from the date on which it was executed.

4.9	The Company Search will not reveal any document which has not been filed with the Registrar or which was filed but was not registered or did not appear on the Company’s file at the time of the Company Search.

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4.10	The High Court Search will not reveal (among other things) if there are any:

(a)	proceedings or appointments that have not been filed or that have been filed but have not been recorded in the High Court’s judicial enforcement management system;

(b)	proceedings commenced prior to 1 January 2000 if no document has been filed since that date;

(c)	proceedings against the Company that have been threatened but not filed;

(d)	files that have been sealed pursuant to a court order; or

(e)	arbitration proceedings in which the Company is a defendant or respondent.

4.11	The Insolvency Act requires a receiver appointed in respect of a BVI company (or any of its assets) to file a notice of appointment with the Registrar and (if the company is or has been a regulated person (as defined in the Insolvency Act)) with the British Virgin Islands Financial Services Commission. If the receiver fails to do so, the receiver will be guilty of an offence and liable to a fine. This does not, however, invalidate the receiver’s appointment.

5.	Limitations

5.1	This opinion is limited to the matters expressly stated in it and it is given solely in connection with the Registration Statement, the issuance of the IPO Shares, the issuance of the Resale Shares and the issuance of the Share Warrant and the Warrant Shares.

5.2	For the purposes of this opinion, we have only examined the documents listed in paragraph 1.1 above (Documents) and carried out the Searches. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in the Registration Statement and we offer no opinion on any such term or document.

5.3	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the BVI or the effect of the Registration Statement under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in the Registration Statement.

5.4	We assume no obligation to advise the Company (or any person we give consent to rely on this opinion) in relation to changes of fact or law that may have a bearing on the continuing accuracy of this opinion.

6.	Governing law

This opinion, and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, BVI laws in force on the date of this opinion.

7.	Consent

7.1	This opinion may only be used in connection with the offer and sale of the IPO Shares and the resale of the Resale Shares while the Registration Statement is effective.

7.2	We consent to:

(a)	the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement; and

(b)	reference to us being made in the sections of the Prospectus under the headings Enforceability of Civil Liabilities, Taxation and Legal Matters and elsewhere in the Prospectus.

In giving this consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations promulgated by the SEC under the Securities Act.

Yours faithfully

/s/ Mourant Ozannes

Mourant Ozannes